EXHIBIT 10.1

EXECUTION COPY

STOCK PURCHASE AGREEMENT

BETWEEN

AMERICA ONLINE, INC.

AND

GATEWAY, INC.

DATED AS OF NOVEMBER 1, 2004

TABLE OF CONTENTS

		Page
ARTICLE I

Purchase and Sale of Shares; Closing; Series C Preferred Stock

SECTION 1.01.	Purchase and Sale of the Shares	1
SECTION 1.02.	Closing Date	1
SECTION 1.03.	Transactions To Be Effected at the Closing	2

ARTICLE II

Representations and Warranties Relating to Seller and the Shares

SECTION 2.01.	Organization, Standing and Power	2
SECTION 2.02.	Authority; Execution and Delivery; Enforceability	2
SECTION 2.03.	No Conflicts; Consents	3
SECTION 2.04.	Litigation	4
SECTION 2.05.	The Shares	4

ARTICLE III

Representations and Warranties of Purchaser

SECTION 3.01.	Organization, Standing and Power	4
SECTION 3.02.	Authority; Execution and Delivery; Enforceability	5
SECTION 3.03.	No Conflicts; Consents	5
SECTION 3.04.	Litigation	6
SECTION 3.05.	Certain Transactions	6

ARTICLE IV

Covenants

SECTION 4.01.	Reasonable Best Efforts; Failure to Close	6
SECTION 4.02.	Expenses; Transfer Taxes	8
SECTION 4.03.	Brokers or Finders	8
SECTION 4.04.	Publicity	9
SECTION 4.05.	Preferred Stock	9
SECTION 4.06.	Further Assurances	9

ARTICLE V

Conditions Precedent

SECTION 5.01.	Conditions to Each Party's Obligation	10
SECTION 5.02.	Conditions to Obligation of Purchaser	10

i

Exhibit A - Form of Series A Preferred Stock Amendment

Page

GLOSSARY OF DEFINED TERMS

Term	Defined in Section
Acquisition	1.01

Agreement	Preamble

affiliate	7.05(b)

Ancillary Agreements	2.02

Applicable Law	2.03

Business Day	7.05(b)

Closing	1.02

Closing Date	1.02

Consent	2.03

Contract	2.03

Governmental Entity	2.03

Investment Agreement	3.05

Judgment	2.03

Liens	2.03

person	7.05(b)

Proceedings	2.04

Purchaser	Preamble

Purchaser Material Adverse Effect	3.03

Purchase Price	1.01

Seller	Preamble

Seller Material Adverse Effect	2.03

Page

Series A Preferred Stock	Recitals

Series C Preferred Stock	Recitals

Shares	Recitals

subsidiary	7.05(b)

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT dated as of November 1, 2004 (this “Agreement”), between AMERICA ONLINE, INC., a Delaware corporation (“Seller”) and GATEWAY, INC., a Delaware corporation (“Purchaser”).

Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, 41,772.27 shares of Series A Preferred Stock, par value $0.01 per share, of Purchaser (the “Series A Preferred Stock”) and 50,000 shares of Series C Preferred Stock, par value $0.01 per share, of Purchaser (the “Series C Preferred Stock” and, together with the Series A Preferred Stock, the “Shares”).

Seller and Purchaser are simultaneously entering into the Stock Transfers and Future Payments Agreement dated as of the date of this Agreement.

In consideration of the foregoing agreements and the premises and mutual covenants and obligations set forth herein, the parties hereby agree as follows:

ARTICLE I

Purchase and Sale of Shares; Closing; Series C Preferred Stock

SECTION 1.01. Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, transfer and deliver to Purchaser, free and clear of all Liens, and Purchaser shall purchase from Seller, the Shares for an aggregate purchase price of $185,630,852 in cash (the “Purchase Price”), payable as set forth below in Section 1.03. The purchase and sale of the Shares is referred to in this Agreement as the “Acquisition”.

SECTION 1.02. Closing Date. The closing of the Acquisition (the “Closing”) shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on December 22, 2004 (subject to the satisfaction (or, to the extent permitted by Applicable Law, the waiver by the parties entitled to the benefits thereof) of the conditions set forth in Article V as of such date) or at such other place, time or date as shall be agreed between Seller and Purchaser. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 1.03. Transactions To Be Effected at the Closing. At the Closing:

(a) Seller shall deliver to Purchaser certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer; and

(b) Purchaser shall deliver to Seller payment, by wire transfer to a bank account designated in writing by Seller (such designation to be made at least two Business Days prior to the Closing Date), immediately available funds in an amount equal to the Purchase Price.

ARTICLE II

Representations and Warranties Relating to Seller and the Shares

Seller hereby represents and warrants that:

SECTION 2.01. Organization, Standing and Power. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to enable it to own the Shares.

SECTION 2.02. Authority; Execution and Delivery; Enforceability. Seller has full power and authority to execute this Agreement and the other agreements and instruments executed and delivered in connection with this Agreement, including the agreements referred to in the recitals to this Agreement and any agreements delivered pursuant to such agreements (the “Ancillary Agreements”) to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which it is a party, the performance of its obligations hereunder and thereunder and the consummation by Seller of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Seller has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is a party, and this Agreement constitutes, and each Ancillary Agreement to which it is a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 2.03. No Conflicts; Consents. The execution and delivery by Seller of this Agreement do not, the execution and delivery by Seller of each Ancillary Agreement to which it is a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and the performance by Seller of its obligations hereunder and thereunder will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively, “Liens”) upon any of the properties or assets of Seller under, any provision of (i) the certificate of incorporation or by-laws of Seller or any of its subsidiaries, (ii) any contract, lease, license, indenture, agreement, commitment or other arrangement (a “Contract”) to which Seller or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any judgment, injunction, order or decree (“Judgment”) or statute, law, ordinance, rule or regulation (“Applicable Law”) applicable to Seller or any of its subsidiaries or any of their properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement and the Ancillary Agreements or on the ability of Seller to consummate the Acquisition and the other transactions contemplated hereby or thereby (a “Seller Material Adverse Effect”). No material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) is required to be obtained or made by or with respect to Seller or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby.

SECTION 2.04. Litigation. There are not any (a) outstanding Judgments against Seller or any of its subsidiaries, (b) suits, actions or proceedings (“Proceedings”) pending or, to the knowledge of Seller, threatened against Seller or any of its subsidiaries or (c) investigations by any Governmental Entity that are, to the knowledge of Seller, pending or threatened against Seller or any of its subsidiaries that, in any case, individually or in the aggregate, have had or could reasonably be expected to have a Seller Material Adverse Effect.

SECTION 2.05. The Shares. Seller is the record owner of the Shares and has good and valid title to the Shares, free and clear of all Liens. Assuming Purchaser has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Purchaser at the Closing of certificates representing the Shares, duly endorsed by Seller for transfer to Purchaser, and upon Seller’s receipt of the Purchase Price, good and valid title to the Shares will pass to Purchaser, free and clear of any Liens, other than those arising from acts of Purchaser or its affiliates.

ARTICLE III

Representations and Warranties of Purchaser

Purchaser hereby represents and warrants that:

SECTION 3.01. Organization, Standing and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as currently conducted.

SECTION 3.02. Authority; Execution and Delivery; Enforceability. Purchaser has full power and authority to execute this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which it is a party, the performance of its obligations hereunder and thereunder and the consummation by Purchaser of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Purchaser has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is a party, and this Agreement constitutes, and each Ancillary Agreement to which it is a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.03. No Conflicts; Consents. The execution and delivery by Purchaser of this Agreement do not, the execution and delivery by Purchaser of each Ancillary Agreement to which it is a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and the performance by Purchaser of its obligations hereunder and thereunder will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Purchaser or any of its subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of Purchaser or any of its subsidiaries, (ii) any Contract to which Purchaser or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any Judgment or Applicable Law applicable to Purchaser or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement and the Ancillary Agreements or on the ability of Purchaser to consummate the

Acquisition and the other transactions contemplated hereby or thereby (a “Purchaser Material Adverse Effect”). No Consent of or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to Purchaser or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby.

SECTION 3.04. Litigation. There are not any (a) outstanding Judgments against Purchaser or any of its subsidiaries, (b) Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries or (c) investigations by any Governmental Entity that are, to the knowledge of Purchaser, pending or threatened against Purchaser or any of its subsidiaries that, in any case, individually or in the aggregate, have had or could reasonably be expected to have a Purchaser Material Adverse Effect.

SECTION 3.05. Certain Transactions. To the knowledge of any executive officer of Purchaser, as of the date of this Agreement, there is no material non-public definitive agreement or letter of intent (or active negotiations of any such definitive agreement or letter of intent) regarding (a) a Change of Control of Purchaser (as defined in the Investment Agreement made as of the 20th day of October, 1999, by and between Purchaser and Seller (the “Investment Agreement”)) or (b) a strategic alliance between Purchaser and a major computer manufacturer outside the ordinary course of business.

ARTICLE IV

Covenants

SECTION 4.01. Reasonable Best Efforts; Failure to Close. (a) On the terms and subject to the conditions of this Agreement, each party shall use its reasonable best efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to the Closing. Without limiting the foregoing, each party shall use its reasonable best efforts to cause the Closing to occur on December 22, 2004.

(b) If (i) the Closing does not occur on December 22, 2004 (A) due to a breach by Purchaser of Purchaser’s obligation to close the Acquisition and the other transactions contemplated by this Agreement in the manner and at the time contemplated by this Agreement or (B) solely as a result of the failure of the conditions set forth in Section 5.03 to be satisfied (or waived by Seller) or (ii) the Closing does occur, in either case, all restrictions under any Contract with Purchaser or any of its affiliates on the sale, transfer, pledge or other disposition of any shares of capital stock of Purchaser and any equity securities dividended or transferred to Seller in respect thereof owned by Seller or any of its affiliates, whether under the Investment Agreement, including all of the provisions of Section 4.11 of the Investment Agreement, or any other Contract to which Purchaser or one of its affiliates is a party (other than, if the Closing occurs, the restrictions set forth in Section 1.06 of the Stock Transfers and Future Payments Agreement dated as of the date hereof among Seller, Purchaser and eMachines, Inc.), shall be terminated and shall be of no further force or effect from and after such date, and Purchaser shall use its reasonable best efforts to remove any legends on the certificates representing such shares of capital stock or equity securities that refer to such restrictions, including the second paragraph of the legend set forth in Section 3.15 of the Investment Agreement.

(c) If the Closing does not occur on December 22, 2004 (i) due to a breach by Seller of Seller’s obligation to close the Acquisition and the other transactions contemplated by this Agreement in the manner and at the time contemplated by this Agreement or (ii) solely as a result of the failure of the conditions set forth in Section 5.02 to be satisfied (or waived by Purchaser), (A) all shares of capital stock of Purchaser and any equity securities dividended or transferred to Seller in respect thereof owned by Seller or any of its Affiliates shall cease to be convertible and/or redeemable at the option of AOL and (B) all restrictions under any Contract with Seller or any of its affiliates on the sale, transfer, pledge or other disposition of any shares of capital stock of Seller and any equity securities dividended or transferred to Purchaser in respect thereof owned by Purchaser or any of its affiliates, whether under the Investment Agreement, including all of the provisions of Section 4.12 of the Investment Agreement, or any other Contract to which Purchaser or one of its affiliates is a party, shall be terminated and shall be of no further force or effect from and after such date, and Seller shall use its reasonable best efforts to remove any legends on the certificates representing such shares of capital stock or equity securities that refer to such restrictions, including the second paragraph of the legend set forth in Section 2.15 of the Investment Agreement.

(d) Seller and Purchaser expressly agree that the provisions of Sections 4.01(b) and (c) shall (i) be in addition to, and shall not impair or in any way limit the ability of either party to obtain, any remedy (at law or in equity) otherwise available to such party for a breach of the terms and provisions of this Agreement and (ii) not be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement.

SECTION 4.02. Expenses; Transfer Taxes. (a) Except as otherwise provided for in this Agreement (including Section 7.03) or the Ancillary Agreements, whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense, including all costs and expenses incurred pursuant to Section 4.01.

(b) All transfer taxes applicable to the transfer of the Shares shall be paid one-half by Seller and one-half by Purchaser. Each party shall use reasonable best efforts to avail itself of any available exemptions from any such taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

SECTION 4.03. Brokers or Finders. Each of Purchaser and Seller represent, as to itself and its affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement including the Acquisition.

SECTION 4.04. Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party unless such party has used commercially reasonable efforts to obtain the prior consent of the other party to such release or announcement (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Applicable Law (including the filing and announcement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, that would be required in the event the Closing does not occur), court process or the rules or regulations of any United States or foreign securities exchange or self regulatory authority, in which case the party required to make the release or announcement shall, to the extent feasible and permitted by Applicable Law, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

SECTION 4.05. Preferred Stock. (a) Seller and Purchaser agree that any Purchase Notice (as defined in the Certificate of the Voting Powers, Designations, Preferences, Rights, Qualifications, Limitations and Restrictions of the Series C Preferred Stock) that Seller may deliver shall be of no force or effect if the Closing shall occur or if the Closing shall not occur and Section 4.01(c)(A) shall apply.

(b) Purchaser shall issue and deliver to Seller on December 24, 2004, the number of shares of Purchaser’s common stock required to be issued and delivered to Seller pursuant to the Certificate of the Voting Powers, Designations, Preferences, Rights, Qualifications, Limitations and Restrictions of the Series A Preferred Stock upon the automatic conversion of the Series A Preferred Stock Seller retains immediately after the Closing.

SECTION 4.06. Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as may reasonably be necessary to consummate the transactions contemplated by this Agreement.

ARTICLE V

Conditions Precedent

SECTION 5.01. Conditions to Each Party’s Obligation. The obligation of Purchaser to purchase and pay for the Shares and the obligation of Seller to sell the Shares to Purchaser is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

(a) Governmental Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Acquisition and the other transactions contemplated by this Agreement shall have been obtained or filed or shall have occurred.

(b) No Injunctions or Restraints. No Applicable Law or Judgment enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Acquisition or the other transactions contemplated by this Agreement shall be in effect.

SECTION 5.02. Conditions to Obligation of Purchaser. The obligation of Purchaser to purchase and pay for the Shares is subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Seller in this Agreement and the Ancillary Agreements that are qualified as to materiality or Seller Material Adverse Effect shall be true and correct, and such representations and warranties that are not qualified as to materiality or Seller Material Adverse Effect shall be true and correct in all material respects, in each case, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as applicable, on and as of such earlier date).

Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect.

(b) Performance of Obligations of Seller. Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Ancillary Agreements to be performed or complied with by Seller by the time of the Closing, and Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect.

SECTION 5.03. Conditions to Obligation of Seller. The obligation of Seller to sell the Shares is subject to the satisfaction (or waiver by Seller) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Purchaser made in this Agreement and the Ancillary Agreements that are qualified as to materiality or Purchaser Material Adverse Effect shall be true and correct, and such representations and warranties that are not qualified as to materiality or Purchaser Material Adverse Effect shall be true and correct in all material respects, in each case, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as applicable, on and as of such earlier date). Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

(b) Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Ancillary Agreements to be performed or complied with by Purchaser by the time of the Closing, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

SECTION 5.04. Frustration of Closing Conditions. Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article V to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur.

ARTICLE VI

Termination, Amendment and Waiver

SECTION 6.01. Termination. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(i) by mutual written consent of Seller and Purchaser;

(ii) by Seller if any of the conditions set forth in Sections 5.01 or 5.03 shall have become incapable of fulfillment, and shall not have been waived by Seller;

(iii) by Purchaser if any of the conditions set forth in Sections 5.01 or 5.02 shall have become incapable of fulfillment, and shall not have been waived by Purchaser; or

(iv) by Seller or Purchaser, if the Closing does not occur on or prior to December 22, 2004;

provided, however, that the party seeking termination pursuant to clause (ii), (iii) or (iv) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

In the event of termination by Seller or Purchaser pursuant to this Section 6.01, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

SECTION 6.02. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 6.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 4.01(b) relating to restrictions on the transfer of Purchaser’s stock, (ii) Section 4.01 (c) relating to the termination of the right to convert or redeem Purchaser’s securities and restrictions on transfer of Seller’s stock, (iii) Section 4.02 relating to certain expenses, (iv) Section 4.03 relating to finder’s fees and broker’s fees, (v) Section 4.04 relating to publicity, (vi) Section 6.01 and this Section 6.02, and (vii) Article VII. Nothing in this Section 6.02 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement. It is expressly understood and agreed by the parties hereto that Purchaser and Seller shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of this Agreement, including a breach of a party’s obligation to close the Acquisition and the other transactions contemplated by this Agreement in the manner and at the time contemplated by this Agreement upon satisfaction (or waiver) of the conditions set forth in Article V.

SECTION 6.03. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing Purchaser, on the one hand, or Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

ARTICLE VII

General Provisions

SECTION 7.01. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section 7.01 shall be void.

SECTION 7.02. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.

SECTION 7.03. Attorney Fees. A party in breach of this Agreement, and the unsuccessful party in any dispute, action, claim or defense thereof, shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

SECTION 7.04. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or recognized overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

(i)	if to Purchaser,

Gateway, Inc.

7565 Irvine Center Drive

Irvine, California 92618

Phone: (949) 471-7000

Fax: (949) 471-7020

Attention: General Counsel

with a copy to:

Kaye Scholer LLP

1999 Avenue of the Stars, Suite 1700

Los Angeles, California 90076

Phone: (310) 788-1070

Fax: (310) 788-1200

Attention: Barry Dastin, Esq.; and

(ii)	if to Seller,

America Online, Inc.

22000 AOL Way

Dullles, Virginia 20166

Phone: (703) 265-1311

Fax: (703) 265-1105

Attention: Deputy General Counsel

with copies to:

Time Warner Inc.

One Time Warner Center

New York, New York 10019

Phone: (212) 484-8000

Fax: (212) 484-7167

        (212) 484-7151

Attention: General Counsel

                  Treasurer; and

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Phone: (212)474-1000

Fax: (212)474-3700

Attention: Faiza J. Saeed, Esq.

SECTION 7.05. Interpretation; Exhibits and Schedules; Certain Definitions. (a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, Subsection, Exhibit or Schedule, such reference shall be to a Section or Subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereby”, “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

(b) For all purposes hereof the following terms shall have the following meanings:

“affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by Applicable Law to close in New York, New York.

“person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or by another subsidiary of such first person.

SECTION 7.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 7.07. Entire Agreement. This Agreement and the Ancillary Agreements, along with the Schedules and Exhibits hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Agreements.

SECTION 7.08. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

SECTION 7.09. Consent to Jurisdiction. Each party irrevocably submits to the non-exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. Each party agrees to commence any such action, suit or proceeding brought in the State of New York either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any such action, suit or proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any Ancillary Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 7.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

SECTION 7.11. Waiver of Jury Trial. Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Ancillary Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.11.

SECTION 7.12. Date of Payment. Any amount to be paid in cash pursuant to this Agreement shall be deemed to have been paid (a) on the date such amount has been received by the party to be paid, or (b) on the date such payment was first sent in the manner and to the account required by this Agreement if such payment is not received by the party to be paid on the same day such payment was sent, so long as (i) the delay in receipt of such amount was the result of any cause beyond the reasonable control of the party required to send such payment and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods or any failure in electrical systems and (ii) the amount is received within seven days of the date such amount was first sent.

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement as of the date first written above.

AMERICA ONLINE, INC.,

by	/s/ Steven Swad
Name:	Steven Swad
Title:	Chief Financial Officer

GATEWAY, INC.,

by	/s/ Roderick M. Sherwood III
Name:	Roderick M. Sherwood III
Title:	Senior Vice President & Chief Financial Officer

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